SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                DECEMBER 5, 2000
                                ----------------
                                (Date of Report)

                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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           DELAWARE                     0-24341                      54-1865271
-----------------------------  -----------------------  -----------------------------------
 (State or other jurisdiction  (Commission file number) (IRS employer identification number)
 of incorporation)
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               1343 MAIN STREET, SUITE 301, SARASOTA FLORIDA 34236
               ---------------------------------------------------
                    (Address of Principal Executive Offices)

        Registrants telephone number, including area code: (941) 330 1558


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ITEM 5.    OTHER EVENTS.

         On December 5, 2000, Central European Distribution Corporation ("CEDC") announced fourth quarter and yearly projections. A copy of the press release is attached as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not applicable.


(b)   Not applicable.



(c)   Exhibits.



      EXHIBIT
         NO.      DESCRIPTION
      --------    -----------

        99.1 Press Release dated December 5, 2000 concerning financial results and projections.

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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Central European Distribution Corporation
                                                  (Registrant)


                                             /s/ JEFFREY PETERSON
                                             --------------------
Date: November 5, 2000                          Jeffrey Peterson
                                             Executive Vice-President


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SOURCE: Central European Distribution Corporation


CENTRAL EUROPEAN DISTRIBUTION CORPORATION ANNOUNCES FOURTH QUARTER AND YEARLY OUTLOOK

SARASOTA, Fla., Dec 5 /PRNewswire/ -- Central European Distribution Corporation (Nasdaq: CEDC - news), today announced that for the fourth quarter the Company expects profits of approximately $0.17 per fully diluted share compared to $0.12 per fully diluted share for the same period in 1999. Sales are expected to rise by 55% quarter on quarter to $41.6 million. For the full year 2000, the Company estimates $0.23 per fully diluted share versus $0.47 per fully diluted share for 1999.

William Carey, Chairman and CEO commented, " Having completed the operational integration of our acquisitions, which were a drag on sales and earnings in the first through third quarters, we are beginning to see improvements in our growth rate, where we are expecting to increase sales by 55% in the fourth quarter when compared to the same period last year. Through improved buying leverage, better coverage and controlled overheads, this increase in sales is expected to flow through to our operating income where we foresee an improvement of 125% quarter on quarter."

Neil Crook, Chief Financial Officer added, "The current re-alignment between the U.S. Dollar and the EURO has the potential to reduce the impact of foreign exchange costs for this quarter. We are expecting to be able to increase our income before tax by 47% for the fourth quarter when compared to the same period last year. We are confident of being able to deliver a strong performance in the fourth quarter with an earning per share of approximately $0.17 per fully diluted share though this is subject to a stable U.S. Dollar versus the EURO within the quarter."

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward looking, and actual results may materially differ.

     o The Company expects revenue for the fourth quarter 2000 to increase by 55% over the fourth quarter of 1999 and by 29% over the third quarter 2000.
     o The Company expects overall gross margins for the fourth quarter to increase by 44% over the fourth quarter of 1999.
     o Expenses (Selling, General and Administration) in the fourth quarter are expected to be around 20% higher than in the fourth quarter of 1999. This will equate to an S,G&A / revenue percentage of around 9.5% for fourth quarter 2000 as opposed to 11.8% for fourth quarter 1999.

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     o    Within OID (Other Income & Deductions) the Company expects to incur interest expenses of around $270,000 and losses on foreign exchange of around $345,000.
     o The Company expects a fourth quarter tax rate of approximately 34% though this is subject to any revisions in the deferred tax asset.

The statements made by William V. Carey and Neil Crook and the above statements contained in this outlook are forward looking statements that involve a number of risks and uncertainties. In addition to any factors discussed above, among other factors that could cause actual results to differ materially are the following;

     o    Changes in customer ordering patterns.
     o Changes in U.S. Dollar versus Polish Zloty and EURO versus Polish zloty exchange rates.
     o    Shortage of production capacity at main suppliers.

CEDC is the leading importer of beer, wine and spirits, as well as the largest distributor of domestic vodka on a nationwide basis in Poland, a four billion-dollar market at the retail level in 1999. The Company operates seventeen regional distribution centers in major urban areas throughout Poland, one of Europe's fastest growing economies, from which it distributes many of the world's leading brands, including brands such as Johnnie Walker Scotch, Stock Brandy, Sutter Home, Torres, Mondavi and Concha y Toro wines, Miller Genuine Draft, Corona, Beck's Pilsner, Fosters', Budweiser Budvar and Guinness Stout beers. CEDC is in talks with CPN, Poland's largest convenience store operator, for a distribution agreement but has not yet signed a formal agreement. CEDC is also in contact with other alcoholic beverages producers for exclusive distribution rights.

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that involve risks and uncertainties that are detailed from time to time in the Company's Security and Exchange Commission Reports.

For further information please contact Jeffrey Peterson, Executive Vice-President, at 941-330-1558 or visit our Web site at HTTP://WWW.CED-C.COM


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                                                                               CEDC
                                                                 HISTORICAL DATA 9/30 2000 AND 1999
                                                                ESTIMATED 4TH QUARTER 2000 / YEAR 2000


                                                                            ESTIMATED                         ESTIMATED
                                          9 MONTHS TO 9/30                  QUARTER 4  ESTIMATED              FULL YEAR  ESTIMATED
                                     ------------------------       ---------------------------       ----------------------------
                                      1999    2000      %GTH        1999      2000        %GTH        1999        2000        %GTH
                                     -----    ----      ----        ----      ----        ----        ----        ----        ----
NET SALES                            63450    82146     29.5%       26790     41612       55.3%       90240      123758       37.1%
Cost of Goods Sold                   54592    71052                 22880     35976                   77472      107028

GROSS PROFIT                          8858    11094     25.2%        3910      5636       44.1%       12768       16730       31.0%
as % of net sales                    14.0%    13.5%     -0.5%       14.6%     13.5%       -1.1%       14.1%       13.5%       -0.6%

S,G&A                                 6388     9506    -32.8%        3149      3923      -19.7%        9537       13429      -29.0%
as % of net sales                    10.1%    11.6%     -1.5%       11.8%      9.4%        2.3%       10.6%       10.9%       -0.3%

OPERATING INCOME                      2470     1588    -35.7%         761      1713      125.1%        3231        3301        2.2%
as % of net sales                     3.9%     1.9%     -2.0%        2.8%      4.1%        1.3%        3.6%        2.7%       -0.9%

Interest Income                        256      211    -17.6%         123        20      -83.7%         379         231      -39.1%
Interest Expense                      -200     -643    221.5%        -173      -271       56.6%        -373        -914      145.0%
Net FX                                -377     -742     96.8%         162      -343     -311.7%        -215       -1085      404.7%
Other                                  117      -94   -180.3%        -130        10     -107.7%         -13         -84      546.2%
Total OID                             -204    -1268    521.6%         -18      -584     3144.4%        -222       -1852      734.2%
as % of net sales                    -0.3%    -1.5%                 -0.1%     -1.4%                   -0.2%       -1.5%

INCOME BEFORE TAXES                   2266      320    -85.9%         743      1129       52.0%        3009        1449      -51.8%
as % of net sales                     3.6%     0.4%     -3.2%        2.8%      2.7%       -0.1%        3.3%        1.2%       -2.2%

taxation                               876       91                   230       384                    1106         475
as % of income before taxation       38.7%    28.4%                 31.0%     34.0%                   36.8%       32.8%

NET EARNINGS                          1390      229    -83.5%         513       745       45.2%        1903         974      -48.8%
as % of net sales                     2.2%     0.3%     -1.9%        1.9%      1.8%       -0.1%        2.1%        0.8%       -1.3%

                                      4022     4314                  4022      4314                    4022        4314
                                      0.35     0.05                  0.13      0.17                    0.47        0.23
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